EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement No. 33-__________ on Form S-8 of

(1) our independent auditor's report dated June 2, 2000, relating to the balance sheet of Humatech, Inc. (SEC File No. 0-28557, CIK # 1100976) as of April 30, 2000 and 1999 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended April 30, 2000 and 1999, which report appears in the 2000 Annual Report on Form 10-KSB of Humatech, Inc.; and

(2) our independent accountant's review report dated March 13, 2001 relating to the unaudited balance sheets of Humatech, Inc. as of January 31, 2001 and 2000 and the related statements of cash operations and comprehensive income for the nine and three months ended January 31, 2001 and 2000 and the statements of cash flows for the nine months ended January 31, 2001 and 2000, which report has been submitted to management as it relates to the January 31, 2001 Quarterly Report on Form 10-QSB.

                                    /s/ S.W. Hatfield, CPA
                                    --------------------------
                                    S.W.  HATFIELD,  CPA

Dallas,  Texas
June  5,  2001


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